                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]

Check the appropriate box:
-------------------------

[_] Preliminary proxy statement                                       [_]  Confidential for Use of the Commission
[X] Definitive proxy statement                                            Only (as permitted by Rule 14a-6(e)(2))
[_] Definitive additional materials
[_] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                 SPIGADORO, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


        ________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

   [X] No fee required.

   [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   (1) Title of each class of securities to which transaction applies:
   -------------------------------------------------------------------

   (2) Aggregate number of securities to which transaction applies:
   -------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
   -------------------------------------------------------------------

   (4) Proposed maximum aggregate value of transaction:
   -------------------------------------------------------------------

   (5) Total fee paid:
   -------------------------------------------------------------------

   [__] Fee paid previously with preliminary materials.

   [__] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1) Amount previously paid:
   -------------------------------------------------------------------

   (2) Form, schedule or registration statement no.:
   -------------------------------------------------------------------

   (3) Filing party:
   -------------------------------------------------------------------

   (4) Date filed:
   -------------------------------------------------------------------

                                 SPIGADORO, INC.
                               70 EAST 55TH STREET
                            NEW YORK, NEW YORK 10022


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


To Our Stockholders:

Notice is hereby given that the Annual Meeting of the Stockholders of Spigadoro, Inc. will be held on June 20, 2002, at 10:00 A.M. local time at 750 Lexington Avenue, 8th Floor, New York, New York 10022. The Annual Meeting is called for the following purposes:

         1.   To elect a board of seven directors;

         2. To approve and ratify the appointment of Deloitte & Touche S.p.A. as our independent auditor; and

         3. To consider and take action upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

The close of business on May 20, 2002 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting. Whether or not you expect to attend, you are respectfully requested by the Board of Directors to sign, date and return the enclosed proxy promptly. Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

                                           By Order of the Board of Directors,

                                           Jacob Agam
                                           Chairman of the Board


Dated: May 31, 2002

                                 SPIGADORO, INC.
                               70 EAST 55TH STREET
                            NEW YORK, NEW YORK 10022

                           ---------------------------

                                 PROXY STATEMENT
                           ---------------------------


                         ANNUAL MEETING OF STOCKHOLDERS


This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Spigadoro, Inc., a Delaware corporation, for the Annual Meeting of Stockholders to be held at 750 Lexington Avenue, 8th Floor, New York, New York 10022 on June 20, 2002 at 10:00 A.M. local time and for any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Any stockholder giving such a proxy has the power to revoke it at any time before it is voted. Written notice of such revocation should be forwarded directly to our Chief Financial Officer, at the above stated address. Attendance at the Annual Meeting will not have the effect of revoking the proxy unless such written notice is given or the stockholder votes by ballot at the Annual Meeting.

If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the directions thereon and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy on which no direction is specified will be voted in favor of the actions described in this Proxy Statement, including the election of the nominees set forth under the caption "Election of Directors" and the approval and ratification of the appointment of Deloitte & Touche S.p.A. ("Deloitte & Touche") as our independent auditor.

The approximate date on which this Proxy Statement and the accompanying form of proxy will first be mailed or given to our stockholders is May 31, 2002.

Your vote is important. Accordingly, you are urged to sign and return the accompanying proxy card whether or not you plan to attend the Annual Meeting. If you do attend, you may vote by ballot at the Annual Meeting, thereby canceling any proxy previously given.

                                VOTING SECURITIES

Only holders of shares of our common stock, par value $.01 per share, of record as of the close of business on May 20, 2002, are entitled to notice of and to vote at the Annual Meeting. On the record date there were issued and outstanding 67,628,016 shares (excluding treasury shares) ("Outstanding Shares") each entitled to one vote upon all matters to be acted upon at the Annual Meeting. One-third of the Outstanding Shares entitled to vote on any matter and represented at the Annual Meeting in person or by proxy shall constitute a quorum. Assuming a quorum is present, the affirmative vote of a plurality of the Outstanding Shares so represented and entitled to vote is necessary to elect the directors, and the affirmative vote of a majority of the Outstanding Shares so represented and entitled to vote, excluding broker non-votes, is necessary to approve the appointment of Deloitte & Touche S.p.A. as our independent auditor. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. If a stockholder, present in person or by proxy, abstains on any matter, the stockholder's shares will not be voted on such matter. Thus, an abstention from voting on any matter has the same legal effect as a vote "against" the matter, even though the stockholder may interpret such action differently. Except for determining the presence or absence of a quorum for the transaction of business, broker non-votes are not counted for any purpose in determining whether a matter has been approved. A broker non-vote occurs under stock exchange rules when a broker is not permitted to vote on a matter without instructions from the beneficial owner of the shares and no instruction has been given to the broker. However, the nature of the proposals to be considered at the Annual Meeting allows brokers discretionary voting in the absence of timely instructions from beneficial owners, so there should not be any broker non-votes in connection with the Annual Meeting.

                        SECURITY OWNERSHIP OF MANAGEMENT
                           AND PRINCIPAL STOCKHOLDERS


The following table sets forth certain information regarding ownership of our common stock as of April 25, 2002 by (i) each of our directors, (ii) each of our named executive officers, (iii) each person known by us to own beneficially more than five percent of our outstanding common stock, and (iv) all of our executive officers and directors as a group. As of May 15, 2002, we had 67,628,016 shares of common stock outstanding (excluding treasury shares). Unless otherwise indicated, the address of our directors and officers is c/o Spigadoro, Inc., 70 East 55th Street, New York, New York 10022. Beneficial ownership is defined in accordance with the rules of the Securities and Exchange Commission and generally means the power to vote and/or to dispose of the securities regardless of any economic interest therein. In computing number and percentage ownership of shares of our common stock beneficially owned by a person, shares of common stock subject to options held by that person that are exercisable within 60 days are deemed outstanding. Such shares of our common stock, however, are not deemed outstanding for purposes of computing the percentage ownership of stockholders other than such person.


                                                 Number of Shares    Percentage of Shares
Name and Address of Beneficial Owner            Beneficially Owned    Beneficially Owned
------------------------------------            ------------------    ------------------
Carlo Petrini                                     12,841,400                 18.9%
Jacob Agam (1)                                        40,000 (2)               *
Riccardo Carelli                                     300,000 (2)               *
Glauco Narciso                                       200,000 (2)               *
Larino Teruzzi                                        49,401 (2)               *
Klaus Grissemann                                     249,244 (3)               *
Marc Goldfarb                                        275,000 (4)               *
Erich Weber                                           25,000 (2)               *
Robert Weiss                                          25,000 (2)               *
Gruppo Spigadoro N.V.                             37,541,797 (5)             55.5%
All  executive  officers and directors as a       14,005,045 (6)             20.5%
group (9 persons)


-----------------
*    Less than 1%

     (1) Jacob Agam, our Chairman of the Board, is the Chairman of the Board of Gruppo Spigadoro N.V. as well as Vertical Capital Partners, Inc. and Vertical Financial Holdings, and Mr. Agam disclaims beneficial ownership of the shares beneficially owned by these entities.

     (2) Represents shares of common stock issuable upon exercise of options that are exercisable within 60 days of April 25, 2002.

     (3) Includes 75,000 shares of common stock issuable upon exercise of options that are exercisable within 60 days of April 25, 2002.

     (4) Includes 25,000 shares of common stock issuable upon exercise of options that are exercisable within 60 days of April 25, 2002.

     (5) The address for Gruppo Spigadoro is Strawinskylaan 1725, 1077 XX, Amsterdam, The Netherlands. Through various intermediate entities, Vertical Capital and its affiliates beneficially own approximately 75% of the outstanding common stock of Gruppo Spigadoro and therefore have the power to vote all of the outstanding common stock of Gruppo Spigadoro. As a result, based upon the voting power of these entities, Vertical Capital may be deemed to beneficially own the shares of common stock held by Gruppo Spigadoro. In addition, Vertical Financial, an affiliate of Vertical Capital, owns 818,940 shares of our common stock and warrants to purchase 690,152 shares of common stock that are exercisable within 60 days of April 25, 2002. We have been advised that Vertical Financial also owns equity interests in Behala Anstalt, Lupin Investments Services Ltd. and Henilia Financial Ltd. and that Vertical Financial has agreements with third party investors in each such entity. These entities beneficially own an aggregate of 589,314 shares of common stock and 890,151 shares of common stock issuable upon exercise of warrants that are exercisable within 60 days of April 25, 2002. These equity interests and agreements entitle Vertical Financial to varying percentages of the profits resulting from the sale of the shares of each of these entities. Under agreements with each of these entities, the trustee of each such entity has voting and dispositive power over the shares held by that entity, although Vertical Financial retains the right to appoint or terminate the appointment of the trustee. These shares are not included in the shares beneficially owned by Vertical Financial. As a result, Vertical Financial, Vertical Capital and their affiliates (collectively, the "Vertical Group"), beneficially own approximately 59% of our outstanding common stock. In addition, trusts established for members of the Agam family indirectly own 100% of Vertical Capital and Vertical Financial.

     (6) Includes 739,401 shares of common stock issuable upon exercise of options that are exercisable within 60 days of April 25, 2002. Excludes shares of common stock beneficially owned by Gruppo Spigadoro and the Vertical Group.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS


At the Annual Meeting, seven directors will be elected by the stockholders to serve until the next Annual Meeting of Stockholders or until their successors are elected and shall qualify. Each of the nominees is currently a director of Spigadoro, Inc. Management recommends that the persons named below be elected as directors of Spigadoro, Inc. and it is intended that the accompanying proxy will be voted for the election as directors of the seven persons named below, unless the proxy contains contrary instructions. We have no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the persons named in the proxy have advised that they will vote for the election of such person or persons as shall be designated by management.

Stockholders may not vote, or submit a proxy, for a greater number of nominees than the seven nominees named below.

The following sets forth certain information relating to the seven nominees for election to the Board of Directors:

JACOB AGAM has served as our Co-Chairman of the Board since our organization in October 1996 and became our Chairman and our Chief Executive Officer in April 1998 and the Chairman of the Board and President of Petrini in March 2000. He resigned his position as Chief Executive Officer of Spigadoro in April 2001. Mr. Agam has served as the Chairman of the Board and Chief Executive Officer of Gruppo Spigadoro N.V., a Dutch holding company and principal stockholder of Spigadoro, since September 1998. Mr. Agam is a founder and has been Chairman of Vertical Capital Ltd. and Orida Capital Ltd., companies engaged in private equity investments and advisory services, respectively, since their inception in 1998, and the Chairman of Vertical Financial Holdings, an affiliate of Vertical Capital Ltd. and a stockholder of Spigadoro, since 1991. Mr. Agam received a law degree from Tel Aviv University in 1984 and an LLM degree in securities and corporate finance from the University of Pennsylvania in 1986.

CARLO PETRINI has served as our Co-Chairman of the Board since February 2000 and has served as a director of Spigadoro since December 1999. Mr. Petrini is a direct descendant of the founder of Petrini S.p.A., has worked for Petrini for 44 years and served as its Chairman of the Board from 1980 until March 2000. Mr. Petrini currently serves as a director of Petrini. Mr. Petrini also co-founded the American-Italian Pasta Company, a United States pasta manufacturer, which was sold in 1989 and subsequently listed on the New York Stock Exchange. Mr. Petrini is also a board member of various Italian trade groups, industrial and food companies, as well as Banca d'Italia (Perugia).

RICCARDO CARELLI has served as the Chief Executive Officer and a Director of Spigadoro and Petrini since April 2001 and as President and a Director of Gazzola since January 2001. Since 1995, Mr. Carelli has been a principal and founder of Carelli Carugo and Associates, a management consulting company focused on the food industry. From 1973 to 1996, Mr. Carelli served in various capacities for Barilla, including as Chief Executive Officer from 1990 to 1995.

MARC S. GOLDFARB has served as a director of Spigadoro since September 1999. Since August 1998, Mr. Goldfarb has served as the President and Managing Director of Orida Capital USA, Inc., a consulting firm that is the U.S. representative of the Vertical Group, a global private equity firm. Prior to joining Orida Capital USA, Mr. Goldfarb was a corporate and securities attorney for over 10 years, most recently as a partner at Bachner, Tally, Polevoy & Misher LLP in New York, where he specialized in corporate finance, venture capital and mergers and acquisitions. Mr. Goldfarb holds a B.S. degree in Management and Industrial Relations from Cornell University and a J.D. from the University of Pennsylvania Law School.

KLAUS GRISSEMANN served as our Chief Financial Officer from October 1996 until June 2000 and has served as a director of Spigadoro since December 1996. In 1989, Mr. Grissemann joined IAT AG, one of our subsidiaries, as Chief Financial Officer and has served as a director of IAT AG since 1993. From 1979 until 1988, Mr. Grissemann served as Chief Financial Officer of Jaeger Le Coultre AG, a Swiss watch manufacturer. Mr. Grissemann graduated from Kantonale Handelsschule business school in Zurich.

DR. ERICH WEBER has served as a director of Spigadoro since June 1998. Dr. Weber has served in several management positions at Revi Informatik, a data processing consulting company, since 1992 following ten years as a partner and manager of electronic data processing consulting of Revisuisse Price Waterhouse, Zurich. Prior thereto, he served as department manager of informatics for Migros Genossenschaftsbund and Alusuisse, a producer of aluminum products. Dr. Weber earned his doctorate in Economic Science from the University of Zurich in 1970.

ROBERT WEISS has served as a director of Spigadoro since June 1998. In 1980, Mr. Weiss founded Robert Weiss Consulting, an independent electrical engineering consulting company, and has served as its President since 1980. Previously, he served nine years as a consultant to Alusuisse, a producer of aluminum products, in its headquarters and department of research and development. Mr. Weiss received a degree in Chemistry from Technical College Winterthur in 1970.

All directors hold office until the next annual meeting of stockholders or until their successors are elected and qualified. Vacancies and any additional positions created by board action are filled by action of the existing Board of Directors. All officers serve at the discretion of the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED ABOVE, AND THE PERSONS NAMED IN THE ACCOMPANYING PROXY WILL VOTE IN ACCORDANCE WITH THE CHOICE SPECIFIED THEREON OR, IF NO CHOICE IS PROPERLY INDICATED, IN FAVOR OF EACH OF THE NOMINEES NAMED ABOVE.


RIGHTS TO NOMINATE DIRECTORS

At a special meeting of stockholders in December 1999, the stockholders approved the acquisition of Petrini S.p.A. ("Petrini") from Gruppo Spigadoro N.V. ("Gruppo Spigadoro"), the sole shareholder of Petrini, in exchange for the issuance of 48,366,530 shares of the Company's common stock representing approximately 79% of outstanding common stock and the assumption of certain obligations of Gruppo Spigadoro. Under the terms of the Petrini acquisition in December 1999, we agreed that for so long as Gruppo Spigadoro (or its current shareholders), their respective affiliates and Carlo Petrini collectively hold at least:

         o 50% of the outstanding shares of our common stock, Gruppo Spigadoro or its assignees will have the right to nominate 50% of the members for election to our Board of Directors;

         o 25% of the outstanding shares of our common stock, Gruppo Spigadoro or its assignees will have the right to nominate 25% of the members for election to our Board of Directors;

         o 10% of the outstanding shares of our common stock, Gruppo Spigadoro or its assignees will have the right to nominate a single member for election to our Board of Directors.

Gruppo Spigadoro has not yet nominated any members of our Board of Directors. However, the existence of such rights could increase the control over us by Gruppo Spigadoro and its affiliates, including members of the Vertical Group. Prior to December 1999, Vertical Financial had the right to nominate two members for election to our Board of Directors. Mr. Agam, our Chairman of the Board, and Mr. Goldfarb were nominated to our Board of Directors by Vertical Financial.


COMMITTEES OF THE BOARD OF DIRECTORS

AUDIT COMMITTEE

The Audit Committee currently consists of Messrs. Goldfarb, Weber, and Weiss. The primary functions of the Audit Committee are to recommend engagement of our independent public accountants and to maintain communications among such independent auditors, the Board of Directors and our internal accounting staff with respect to accounting and audit procedures, the implementation of recommendations by such independent auditors, the adequacy of our internal controls and related matters.


ADVISORY COMMITTEES TO THE BOARD OF DIRECTORS

ADVISORY COMPENSATION COMMITTEE

The Advisory Compensation Committee consists of Messrs. Petrini, Carelli, and Mario Amoroso, a Director of Petrini. The principal functions of the Advisory Compensation Committee are to review the management organization and development, review significant employee benefit programs, including bonus plans, stock option and other equity-based programs, deferred compensation plans and any other cash or stock incentive programs and to advise and recommend to the Board of Directors action to be taken by the Board of Directors with respect to such matters.

ADVISORY ACQUISITION COMMITTEE

The Advisory Acquisition Committee consists of Messrs. Carelli, Grissemann and Petrini. The Acquisition Committee advises the Board of Directors on matters concerning our acquisition program, including identification of acquisition targets, determination of the preliminary approach and negotiation strategy, and management of contract preparation.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own 10% or more of the Common Stock to file reports of ownership and changes in ownership concerning the Common Stock with the SEC and to furnish the Company with copies of all Section 16(a) forms they file. The Company is required to identify any person subject to this requirement who failed to file any such report on a timely basis. Based on the Company's review of the reports it has received, the Company believes all filings required to made under Section 16(a) during fiscal 2001 were made on a timely basis, except as follows: Carlo Petrini, Co-Chairman of the Board and a 10% stockholder, filed a Form 4 on April 29, 2002 reporting a grant of 600,000 shares on February 25, 2002; Marc Goldfarb, a director, filed a Form 4 on April 29, 2002 reporting the distribution of 250,000 shares from Gruppo Spigadoro N.V.; and Gruppo Spigadoro N.V., a 10% stockholder, filed a Form 3 on April 29, 2002 reporting the issuance of 36,125,130 Common Shares in December 1999 (which shares had been reported in a timely Schedule 13D), and a Form 4 on April 29, 2002 reporting dispositions of 400,000, 333,333 and 250,000 shares in April 2000, October 2000 and September 2001, respectively, and the acquisition of 2,400,000 shares in February 2002.


BOARD AND COMMITTEE MEETINGS

During fiscal 2001, the Board of Directors met three times and took action by unanimous written consent an additional two times, and the Audit Committee met two times. Each of the directors attended at least 75% of the aggregate number of meetings of the Board of Directors and the committee thereof on which such director served during fiscal 2001.

                             EXECUTIVE COMPENSATION

The following summary compensation table sets forth the aggregate compensation paid by us to Riccardo Carelli, our Chief Executive Officer during much of fiscal 2001, and to our four other most highly compensated executive officers whose aggregate compensation exceeded $100,000 for fiscal 2001 for services rendered during the fiscal years ended December 31, 2001, 2000 and 1999 ("named executive officers"):


                                                   SUMMARY COMPENSATION TABLE

                                     ANNUAL COMPENSATION (1)                      LONG-TERM COMPENSATION
                                     -----------------------                      ----------------------
                                                                  OTHER           RESTRICTED   SECURITIES
NAME OF PRINCIPAL                                                 ANNUAL            STOCK      UNDERLYING         ALL OTHER
AND POSITION                YEAR     SALARY ($)  BONUS ($)    COMPENSATION ($)      AWARDS     OPTIONS (#)     COMPENSATION ($)
-----------------           ----     ----------  ---------    ----------------      ------     -----------     ----------------

Riccardo Carelli            2001         --          --         275,000 (2)           --        300,000               --
                                                                 43,060 (9)
Jacob Agam                  2001        (3)          --              --               --         40,000
                            2000        75,000       --              --               --         40,000 (4)           --
                            1999        (3)          --              --               --            --                --

Carlo Petrini               2001         --          --          78,225 (2) (5)                      --               --
                                                                 13,600 (6)
                            2000                                243,200 (2)                          --               --
                                                                 14,500 (6)
                            1999         --          --         259,500 (2)                          --               --
                                                                 31,100 (6)

Glauco Narciso              2001         --          --         186,600 (2)                     200,000               --
                                                                 30,000 (7)
Larino Teruzzi              2001         --          --         197,000 (8)                      49,401               --
                            2000         --          --          21,000                              --               --


----------------

     (1) For fiscal 2001, compensation paid in Euros is converted into U.S. dollars at the exchange rate of Euro 1.129 = U.S. $1.00. For prior years, compensation was paid in Lire and is converted into U.S. dollars at the exchange rate of $1.00 = 2,056 Lire for 2000 and 1,927 Lire for 1999.

     (2) Represents compensation received from Petrini for services rendered as an executive officer and/or director of Petrini.

     (3) Mr. Agam served as Co-Chairman of the Board since our organization in 1996 and became the sole Chairman and Chief Executive Officer in April 1998. Under an employment agreement effective January 1, 2000, Mr. Agam was entitled to an annual salary of $300,000 per year plus certain other benefits. This agreement was terminated in April 2000 and was replaced with an agreement with Vertical Financial under which we agreed to pay Vertical Financial $25,000 per month, plus expenses, through December 2002 for the services of Mr. Agam. Amounts payable under the agreement with Vertical Financial are excluded from the table. Also excludes $144,000 paid to Vertical Financial as compensation for the services of Jacob Agam, our Chairman, during 1999. See "--Director Compensation" and "-- Employment Contracts and Termination of Employment and Change-In-Control Arrangements."

     (4) In January 2001, Mr. Agam voluntarily forfeited these options and, consequently, the options were terminated.

     (5) Mr. Petrini receives annual compensation from Petrini of $182,462, which amount was paid for only a portion of fiscal 2001.

     (6) Represents payments received from Petrini for automobile leases.

     (7) Represents the value of a car provided by Petrini for Mr. Narciso's use.

     (8) Represents compensation received from Petrini for services rendered as chief financial officer of Petrini, including $165,000 salary and $32,000 bonus.

     (9) Represents compensation for automobile and other expenses.

                      OPTION GRANTS IN THE LAST FISCAL YEAR

The following table sets forth certain information regarding stock options granted to our named executive officers during the fiscal year ended December 31, 2001.

                                   Individual Grants
                                   -----------------
                              Number of        Percent of                                        Potential Realizable
                             Securities      Total Options                                     Value at Assumed Annual
                             Underlying        Granted to       Exercise or                    Rates of Stock Price
                               Options        Employees in      Base Price       Expiration    Appreciation For Option
Name                         Granted (#)       Fiscal Year        ($/Sh)            Date               Term (1)
----                         -----------       -----------      ----------       ----------    ------------------------
                                                                                                 5% ($)       10% ($)
                                                                                                 ------       -------
Riccardo Carelli               300,000            9.4%               0.45         7/31/11          --            --

Jacob Agam                      40,000            1.3%               0.45         7/31/11          --            --

Carlo Petrini                       --              --                 --            --            --            --

Glauco Narciso                 200,000            6.3%               0.45         7/31/11          --            --

Larino Teruzzi                  49,401            1.5%               0.45         7/31/11          --            --


-------------------

     (1) Calculated by multiplying the exercise price by the annual appreciation rate shown (as prescribed by the SEC rules) and compounded for the term of the options, subtracting the exercise price per share and multiplying the gain per share by the number of shares covered by the options. These amounts are not intended to forecast possible future appreciation, if any, of the price of our common stock. The actual value realized upon exercise of the options will depend on the fair market value of our common stock on the date of exercise.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES

The following table sets forth certain information with respect to the exercise of stock options during fiscal 2001 by our named executive officers and the number and value of unexercised options held by each of our named executive officers as of December 31, 2001:


                                                              Number of Securities
                               Shares                        Underlying Unexercised              Value of Unexercised
                             Acquired on       Value                 Option at                 In-the-Money Options at
Name                        Exercise (#)     Realized          Fiscal Year-End (#)             Fiscal Year-End ($) (1)
----                        ------------     ---------         -------------------             -----------------------
                                                ($)         Exercisable  Unexercisable       Exercisable  Unexercisable
                                                ---         -----------  -------------       -----------  -------------
Riccardo Carelli                 --             --            300,000         --                  --            --
Jacob Agam                       --             --             40,000 (2)     --                  --            --
Carlo Petrini                    --             --                 --         --                  --            --
Glauco Narciso                   --             --            200,000         --                  --            --
Larino Teruzzi                   --             --             49,401         --                  --            --


----------------------

     (1) None of the options are currently in-the-money.

     (2) In January 2001, Mr. Agam voluntarily forfeited options to purchase an additional 40,000 shares and, consequently, the options were terminated.

In January 2001, employees holding options to purchase an aggregate of 1,020,000 shares of common stock of the Company voluntarily terminated their options. The options had exercise prices ranging from $1.87 to $2.88 per share. In August 2001, we issued new options to purchase an aggregate of 836,666 shares of common stock, which options were intended to compensate the recipients for their prior terminations. The exercise price for the new options is $0.45, the fair market value of our stock on the date of grant, and the options have a ten-year term. The only named executive officer participating in the new grant was Jacob Agam, who received options to purchase 40,000 shares.

The entire Board of Directors approved and authorized the cancellation and re-grant of the stock options, including those disclosed in the Option Repricing Table below. The decision to approve this cancellation and re-grant followed a review of existing option grants and the recognition that granting stock options motivates high levels of performance and provides an effective means of recognizing employee contributions to the success of the Company. The offer provided an opportunity for the Company to offer eligible employees a valuable incentive to stay with the Company. Some of the Company's outstanding options, whether or not they were exercisable, had exercise prices that were significantly higher than the then market price of the Company's common stock. By making the offer to exchange outstanding options for new options that had an exercise price at least equal to the market value of the Company's common stock on the grant date, the Company intended to provide its eligible employees with the benefit of owning options that over time may have a greater potential to increase in value, create better performance incentives for eligible employees and thereby maximize shareholder value.

Option holders who agreed to the cancellation of their options were required to wait almost seven months before the grant of new options. This waiting period was necessary in order to not incur a charge to earnings under accounting principles generally accepted in the United States. The new options had an exercise price equal to the fair market value of the Company's common stock on the grant date.


                           TEN-YEAR OPTION REPRICINGS

The following table contains further information regarding the termination and re-issuance of stock options described above during 2001 by the named executive officers. There were no other named executive officers of the Company whose options were terminated and re-issued during 2001.

                                            Number of                                                         Length of
                                            Securities      Market Price                                   Original Option
                                            Underlying      of Stock at        Exercise       New         Term Remaining at
Name and                                     Options          Time of        Price at Time    Exercise    Date of Repricing
Principal Position           Date          Repriced (#)    Repricing ($)   of Repricing ($)   Price ($)          ($)
------------------           ----          ------------    -------------   ----------------   ---------   -----------------
Jacob Agam             August 1, 2001         40,000            0.45             1.87            0.45         8.2 years
Chairman

               EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
                       AND CHANGE-IN-CONTROL ARRANGEMENTS


MR. CARELLI - Mr. Carelli serves as Chief Executive Officer through a consulting agreement that provides for a per diem fee. In fiscal 2001, the fee was capped at approximately $25,000 per month, plus an additional 15% to cover automobile and other expenses. The agreement, which expired on December 31, 2001, required that Mr. Carelli spend a minimum of 12 days per month on Company activities. A new agreement was reached for fiscal 2002, which provides for a per diem fee of approximately $2,600 per day, plus an additional 15% to cover automobile and other expenses. The new agreement does not contain a minimum time commitment, and it is expected that Mr. Carelli will spend a portion of his business time on matters other than those affecting Spigadoro.

MR. AGAM - We entered into an employment agreement effective as of September 1, 1998 with Mr. Agam under which Mr. Agam agreed to serve as our Chief Executive Officer for a three-year term expiring September 1, 2001. Under the employment agreement, Mr. Agam was entitled to an annual salary of $75,000 per year, plus a bonus to be approved by the Board of Directors. If the employment agreement was terminated by us without cause, Mr. Agam was entitled to receive his base salary for a period of one year following the date of termination. In connection with the Petrini transaction, we entered into an Amended and Restated Employment Agreement effective January 1, 2000 with Mr. Agam which provided for an annual salary of $300,000. This agreement was subsequently terminated in April 2000 by mutual agreement between us and Mr. Agam and was replaced with an agreement with Vertical Financial under which we agreed to pay Vertical Financial $25,000 per month, plus expenses, through December 2002 for the services of Mr. Agam.

MR. NARCISO - Mr. Narciso is employed as Managing Director of Petrini pursuant to an agreement that provides for an annual salary of approximately $197,000 and an annual bonus of approximately $46,000.

MR. TERUZZI - Mr. Teruzzi provides services as Chief Financial Officer through a consulting agreement between Petrini and Executive Interim Management, an employment services firm. The agreement is for a one year period, expiring on December 31, 2002. Pursuant to the agreement, Petrini pays an annual fee of approximately $197,000, reimbursement for travel expenses of approximately $31,000 per year, plus an annual bonus in stock options.

MR. DE LUCA - Mr. de Luca served as our Chief Operating Officer and a director, as well as the Chief Executive Officer of Petrini, until April 2001. In April 2001, Mr. de Luca resigned his employment with Spigadoro and its subsidiaries, and the Employment Agreements with all such entities were terminated. In connection with the termination of such agreements, Petrini agreed to pay Mr. de Luca approximately $550,000, payable $320,000 in April 2001 and $230,000 in December 2002; provided, however, that in the event that Gruppo Spigadoro N.V. receives proceeds of at least $10 million from any sale of Spigadoro shares prior to December 2002, the obligation of Petrini to pay the remaining $230,000 will be terminated and Gruppo Spigadoro N.V. will be obligated to pay to Mr. de Luca $500,000. In addition, we agreed to cancel indebtedness of $100,000 owed by Mr. de Luca to us.

DIRECTOR COMPENSATION

Our directors currently do not receive any compensation as such, but directors who are not also our executive officers are reimbursed for expenses incurred in connection with their service on the Board of Directors. We may establish different compensation policies in the future. Under the terms of an agreement between us and Vertical Financial, we agreed to pay Vertical Financial $25,000 per month, plus expenses, through December 2002, for the services of Mr. Agam. See "Certain Relationships and Related Transactions - Vertical Agreement." No other compensation was paid to any of our directors for their service as directors during fiscal 2001.

BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

The Company strives to apply a uniform philosophy regarding compensation for all of its employees, including the members of its senior management. This philosophy is based upon the premise that the achievements of the Company result from the combined and coordinated efforts of all employees working toward common goals and objectives in a competitive, evolving market place.

The goals of the Company's compensation program are to align remuneration with business objectives and performance, and to enable the Company to retain and competitively reward executive officers who contribute to the long-term success of the Company. The Company attempts to pay its executive officers competitively in order that it will be able to retain the most capable people in the industry. Information with respect to levels of compensation being paid by comparable companies is obtained from various publications and surveys and industry sources.

The Board of Directors with advice from the Advisory Compensation Committee will evaluate the Company's compensation policies on an ongoing basis to determine whether they enable us to attract, retain and motivate key personnel. To meet these objectives, we may from time to time increase salaries, award additional stock options or provide other short and long-term incentive compensation to executive officers.

Mr. Riccardo Carelli has served as the Company's Chief Executive Officer since April 2001. In the fiscal year ended December 31, 2001, Mr. Carelli did not receive any salary or bonus from Spigadoro, Inc., but did receive his salary and bonus from Petrini for services he rendered as an executive officer and/or director of Petrini, as well as $43,000 for automobile and other expenses. During fiscal 2001, Mr. Carelli displayed qualitative managerial efforts and business ingenuity for the benefit of Spigadoro, including his efforts and activities associated with the design and implementation of our restructuring and cost efficiency plan, our efforts to improve operating results at Gazzola, acquisitions, negotiations with our banks, and daily operating activities. See "Executive Compensation."

o    Jacob Agam
o    Carlo Petrini
o    Riccardo Carelli
o    Marc S. Goldfarb
o    Klaus Grissemann
o    Erich Weber
o    Robert Weiss

                      STOCK PRICE PERFORMANCE PRESENTATION

The following graph and table show the cumulative total return for the five fiscal years ending December 31, 2001 of an assumed investment of $100 invested in (i) shares of our common stock, (ii) a peer group index, and (iii) the stocks that comprise the Russell 2000 Index, in each case on March 26, 1997, with all cash dividends reinvested at the end of each quarter during the fiscal year in which they were paid.

The following graph and table represents the first year in which Spigadoro, Inc. is compared against a peer group of companies in the pasta and food manufacturing business.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                             AMONG SPIGADORO, INC.,
                     RUSSELL 2000 INDEX AND PEER GROUP INDEX

[LINE GRAPH OMITTED]

                                 SPIGADORO, INC.
                           RELATIVE MARKET PERFORMANCE
                            TOTAL VALUE, FISCAL 2001



                                                         FISCAL YEAR ENDING ENDING DECEMBER 31,
                                                         --------------------------------------
Company/Index/Market                3/26/1997       1997       1998        1999       2000       2001
--------------------                ---------       ----       ----        ----       ----       ----
Spigadoro, Inc.                        100.00      71.79      48.57       35.71      14.29       2.97
Peer Group(1)                          100.00     114.85     108.16       78.81      83.17     110.32
Russell 2000 Index(2)                  100.00     129.01     125.40      149.96     143.49     144.95

     (1) The following companies comprise the peer group index: American Italian Pasta Company; Monterey Pasta Company; Midwest Grain Products; Aurora Foods, Inc.; Dole Food Company Inc.; Riviana Foods, Inc.; and McCormick & Co., Inc.

     (2) The Russell 2000 is an index prepared by Frank Russell Company, an independent company. The Russell 2000 reflects the change in weighted average market value for 2000 companies whose shares are traded on the New York Stock Exchange, American Stock Exchange and in the over-the-counter market. Information concerning Frank Russell Company and the Russell 2000 Index is available on the Internet at www.russell.com.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


DIRECTOR VOTING AGREEMENT

Under the terms of the Petrini acquisition, we agreed that for so long as Gruppo Spigadoro (or its current shareholders), their respective affiliates and Carlo Petrini collectively hold at least:

     o 50% of the outstanding shares of our common stock, Gruppo Spigadoro or its assignees will have the right to nominate 50% of the members for election to our Board of Directors;

     o 25% of the outstanding shares of our common stock, Gruppo Spigadoro or its assignees will have the right to nominate 25% of the members for election to our Board of Directors;

     o 10% of the outstanding shares of our common stock, Gruppo Spigadoro or its assignees will have the right to nominate a single member for election to our Board of Directors.

Gruppo Spigadoro has not yet nominated any members of our Board of Directors. However, the existence of such rights could increase the control over us by Gruppo Spigadoro and its affiliates, including members of Vertical Group. Jacob Agam, our Chairman of the Board, is also Chairman of the Board of Gruppo Spigadoro and certain members of the Vertical Group. Members of the Vertical Group have economic ownership of approximately 75% of the outstanding common stock of Gruppo Spigadoro and have the power to vote all of the outstanding common stock of Gruppo Spigadoro and, as a result, the Vertical Group has the ability to vote or direct the vote of approximately 59% of our outstanding common stock as of April 26, 2002. In addition, trusts established for members of the Agam family indirectly own 100% of Vertical Capital and Vertical Financial.

ORIDA AGREEMENT

We have entered into a consulting agreement with Orida Capital USA under which Orida Capital has agreed to perform consulting and advisory services for us, including identifying and analyzing acquisition and investment opportunities. The agreement expires in June 2003 and provides for an annual fee of $300,000. Mr. Agam is the founder and Chairman of Orida Capital Ltd., an affiliate of Orida Capital USA, and Mr. Goldfarb, one of our directors, is President and Managing Director of Orida Capital USA.

VERTICAL AGREEMENT

In April 2000, we entered into an agreement with Vertical Financial under which we agreed to pay Vertical Financial $25,000 per month, plus expenses, through December 2002, for the services of Mr. Agam. See "Employment Contracts and Termination of Employment and Change-In-Control Agreements."

RELATED PARTY LOANS

In October 2001, we issued to Gruppo Spigadoro an Amended and Restated Promissory Note that replaced a previously outstanding convertible promissory note. The old note was in the principal amount of approximately $6.3 million (of which approximately $5.3 million was outstanding), accrued interest at a rate of 5% per annum, was repayable on demand and was convertible at any time at our option into shares of our common stock at a conversion price equal to the greater of $2.50 or 85% of the average closing price of our common stock for the five trading days prior to the notice of conversion. The Amended and Restated Promissory Note is a term note maturing on the earlier of December 31, 2002 or certain equity or asset sales and bears interest at 6% per annum.

In October 2001, we issued promissory notes in the amounts of $3.0 million and $3.6 million to Bebington Holdings N.V. (an affiliate of Gruppo Spigadoro N.V.) and Carlo Petrini, respectively, each of which is a principal stockholder. The notes were issued in exchange for new capital provided by such stockholders at the request of the Italian bank consortium and in connection with the negotiations regarding an extension of our working capital facility. The proceeds from these notes were used by us to contribute additional equity into our Petrini subsidiary. The loans bear interest at 6% annually and are repayable on December 31, 2002 or sooner in the event of certain equity or asset sales. In the event the principal amount is not repaid on the maturity date, the entire Bebington loan and approximately $1.4 million of the Carlo Petrini loan are automatically convertible into shares of our common stock at a conversion rate equal to 85% of the average closing sale price of our common stock for the ten trading days prior to the maturity date. The remaining portion of the Carlo Petrini loan would be repaid through the assignment by us of a portion of a loan receivable from our subsidiary Petrini S.p.A., after which assignment Mr. Petrini would look only to Petrini S.p.A. for repayment of that portion of the loan. In consideration for the extension of these loans and the amendment of the Gruppo Spigadoro note, we issued to Carlo Petrini and Gruppo Spigadoro N.V. 600,000 and 2,400,000 shares of our common stock, respectively.

EMPLOYMENT ARRANGEMENTS WITH OFFICERS AND DIRECTORS

See "Employment Contracts and Termination Of Employment and Change-In-Control Arrangements."

                             AUDIT COMMITTEE REPORT

TO OUR SHAREHOLDERS

The following is the report of the audit committee with respect to our audited financial statements for the fiscal year ended December 31, 2001, which include our consolidated balance sheets as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 2001, and the notes thereto. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that we specifically incorporate it by reference in such filing.

The Audit Committee of the Board of Directors (the "Committee") exists to provide an independent, objective oversight of the Company's accounting functions and internal controls. Under the rules of the American Stock Exchange we believe all of the members of the Committee are independent. The Committee operates under a written charter adopted by the Board of Directors on June 9, 2000 attached hereto as Annex A.

The Committee has reviewed and held discussions with management and Deloitte & Touche, the Company's independent auditors on the audited financial statements for fiscal 2001. The Committee reviewed with the independent auditors who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, their judgments as to quality, not just the acceptability, of the Company's accounting functions and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with Deloitte & Touche the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards) which includes, among other items, matters related to the conduct of the audit of the Company's financial statements. In addition, the Committee has received a written statement from Deloitte & Touche describing all relationships between the independent auditors and the Company that may impact their objectivity and independence as required by Independence Standards Board Standard No. 1, and has discussed with Deloitte & Touche matters relating to its independence, including a review of audit and non-audit fees and any relationships that may impair its independence and satisfied itself as to its independence.

The members of the Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including with respect to accountant independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors.

Based on the Committee's review of the audited financial statements and discussions with management and the independent auditors, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

Audit Committee Members:
o    Marc S. Goldfarb
o    Erich Weber
o    Robert Weiss

                                   PROPOSAL 2

                  APPROVAL AND RATIFICATION OF THE APPOINTMENT
                             OF INDEPENDENT AUDITORS

Our management recommends a vote for the approval and ratification of the appointment of Deloitte & Touche S.p.A. as our independent auditor for the fiscal year ending December 31, 2002. Deloitte & Touche S.p.A. has been our auditors for the past fiscal year and has no direct or indirect financial interest in Spigadoro, Inc. A representative of Deloitte & Touche S.p.A. plans to attend the Annual Meeting of Stockholders and will be available to make a statement if he or she desires to do so, and shall be available to respond to appropriate questions.

FEES PAID TO DELOITTE & TOUCHE

AUDIT FEES

The aggregate fees billed by Deloitte & Touche S.p.A., the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touche") for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $161,548.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

No fees were billed to the Company by Deloitte & Touche relating to financial information systems design and implementation for the fiscal year ended December 31, 2001.

ALL OTHER FEES

The aggregate fees billed by Deloitte & Touche for services rendered to the Company, other than the services described above under "Audit Fees", for the fiscal year ended December 31, 2001 were $222,227, including audit related services of approximately $109,709 and non-audit services of approximately $112,518. All Other Fees include $47,748 of fees billed by Deloitte Consulting. Deloitte & Touche has recently announced its intent to separate Deloitte Consulting from the firm.

Audit related services principally consists of fees related to due diligence procedures. Non-audit services consists primarily of fees for tax compliance services and strategic consulting services.

The audit committee has considered whether the provision of the services other than the audit and financial review services is compatible with maintaining the principal accountant's independence.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPOINTMENT OF DELOITTE & TOUCHE, AS OUR INDEPENDENT AUDITOR, AND THE PERSONS NAMED IN THE ACCOMPANYING PROXY WILL VOTE IN ACCORDANCE WITH THE CHOICE SPECIFIED THEREON OR, IF NO CHOICE IS PROPERLY INDICATED, IN FAVOR OF THE APPOINTMENT OF DELOITTE & TOUCHE AS OUR INDEPENDENT AUDITOR.

                                     GENERAL

Our management does not know of any matters other than those stated in this Proxy Statement that are to be presented for action at the meeting. If any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

We will bear the cost of preparing, printing, assembling and mailing the proxy, Proxy Statement and other material which may be sent to stockholders in connection with this solicitation. It is contemplated that brokerage houses will forward the proxy materials to beneficial owners at our request. In addition to the solicitation of proxies by use of the mails, officers and regular employees of Spigadoro, Inc. may solicit by telephone proxies without additional compensation. We do not expect to pay any compensation for the solicitation of proxies.

We will provide without charge to each person being solicited by this Proxy Statement, on the written request of any such person, a copy of our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2001 (as filed with the SEC) including the financial statements thereto. All such requests should be directed to the Chief Financial Officer, Spigadoro, Inc., 70 East 55th Street, New York, New York 10022.


                              STOCKHOLDER PROPOSALS

The Annual Meeting of Stockholders for the fiscal year ending December 31, 2002 is expected to be held in June 2003. Any stockholder who intends to present a proposal to be included in the Proxy Statement and form of proxy related to our next Annual Meeting of Stockholders must deliver the proposal, in writing and in compliance with Rule 14a-8(e), to our executive office no later than March 3, 2003 (90 days preceding the one year anniversary of the mailing date of this Proxy Statement). Any stockholder who intends to present a proposal from the floor of the next Annual Meeting of Stockholders, without inclusion in the Proxy Statement and form of proxy related to that meeting, must comply with Rule 14a-4 promulgated under the Exchange Act and must notify the Company of such intention before May 1, 2003 (30 days preceding the one year anniversary of the mailing date of this Proxy Statement).


                              By Order of the Board of Directors,

                              Jacob Agam
                              Chairman of the Board and Chief Executive Officer

Dated:  May 31, 2002.

                                                                         ANNEX A
                                 SPIGADORO, INC.
                             AUDIT COMMITTEE CHARTER


COMPOSITION

There shall be a committee of the board of directors (the "Board") of Spigadoro, Inc. (the "Company") to be known as the audit committee which, no later than June 14, 2001, shall have at least three (3) members, comprised solely of independent directors as such term is defined in Section 121(A) of the American Stock Exchange ("AMEX") listing standards, subject to the exception in Section 121(B)(b)(ii) of the AMEX listing standards.

Each member of the audit committee shall be able to read and understand fundamental financial statements, including the company's balance sheet, income statement and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the audit committee. In addition, at least one member of the audit committee shall have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

The Board shall elect or appoint a chairman of the audit committee who will have authority to act on behalf of the audit committee between meetings.

RESPONSIBILITIES

The responsibilities of the audit committee are as follows:

         o Ensure its receipt from the outside auditor of a formal written statement, delineating all relationships between the Company's outside auditor and the Company consistent with the Independence Standards Board Standard 1.

         o Actively engage in a dialogue with the outside auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditor and be responsible for taking, or recommending that the board of directors take, appropriate action to oversee the independence of the outside auditor.

         o In view of the outside auditor's ultimate accountability to the Board and the audit committee, as representatives of the shareholders, the audit committee, acting together with the Board, has the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the outside auditor (or nominate an outside auditor for shareholder approval in any proxy statement).

         o Review with the outside auditor, the Company's internal auditor (if any), and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

         o Consider, in consultation with the outside auditor and management of the company, the audit scope and procedures.

         o Review the financial statements contained in the annual report to shareholders with management and the outside auditor to determine that the outside auditor is satisfied with the disclosure and content of the financial statements to be presented to the shareholders.

         o Meet with the internal auditor (if any), outside auditor or the management privately to discuss any matters that the audit committee, the internal auditor, the outside auditor or the management believe should be discussed privately with the audit committee.

         o Review and assess the adequacy of the committee's charter annually.

         o Prepare a report of the committee to be included in the Company's proxy statement in accordance with applicable Securities and Exchange Commission regulations.

         o Make such other recommendations to the Board on such matters, within the scope of its functions, as may come to its attention and which in its discretion warrant consideration by the Board.

LIMITATIONS

The audit committee is responsible for the duties set forth in this charter but is not responsible for either the preparation of the financial statements or the auditing of the financial statements. Management has the responsibility for preparing the financial statements and implementing internal controls and the independent accountants have the responsibility for auditing the financial statements and monitoring the effectiveness of the internal controls. The review of the financial statements by the audit committee is neither an audit nor of the same quality as the audit performed by the Company's independent accountants. In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible in order to best react to a changing environment.

PROXY CARD

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                 SPIGADORO, INC.

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 20, 2002

The undersigned hereby appoint(s) Jacob Agam and Marc Goldfarb, or either of them, each with full power of substitution, as proxies to vote all stock in Spigadoro, Inc. that the undersigned would be entitled to vote on all matters that may come before the Annual Meeting of Stockholders and any adjournments thereof.

Returned proxy forms will be voted: (1) as specified on the matters listed on the reverse side of this form; (2) in accordance with the Directors' recommendations where a choice is not specified; and (3) in accordance with the judgment of the proxies on any other matters that properly come before the meeting.

Your shares will not be voted unless your signed Proxy Form is returned to Spigadoro, Inc. or you otherwise vote at the meeting.

[X]   Please mark your votes as in this example.

The Board of Directors recommends a vote FOR the proposals relating to:


                                                FOR all nominees listed at right         WITHHOLD AUTHORITY to vote for all
                                                (except as marked to the contrary        nominees listed at right
                                                below)
1.   Election of directors                                      [___]                                    [___]
     Nominees: Jacob Agam, Carlo Petrini,
     Riccardo Carelli, Marc S. Goldfarb,
     Klaus Grissemann, Erich Weber, and
     Robert Weiss

(INSTRUCTIONS: to withhold vote for any
nominee, write his name on the line
provided.)

                                                FOR                     AGAINST                     ABSTAIN
2.   To ratify the appointment of              [___]                     [___]                       [___]
Deloitte & Touche as independent
auditors of the Company for the
fiscal year ending December 31, 2002.


SIGNATURE(S)_______________________________ Dated:_______________, 2002.
Please sign as registered and return promptly in the enclosed envelope.
Executors, trustees and others signing in a representative capacity should include their names and the capacity in which they sign.
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